Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com


24 September 2002
For immediate release



Shire Pharmaceuticals Group plc ("the Company")

In accordance with Section 329 of the Companies Act, on 23 September 2002 the following directors of the Company were granted options over the following number of ordinary shares (pound)0.05p each in the Company pursuant to the Shire Pharmaceuticals Sharesave Scheme at a price per share of 502p. The options are exercisable three years from the date of grant provided that the required savings are maintained until then. Both directors have elected to pay the maximum monthly cash contribution from salary allowed under the Rules of the Scheme.


                                              No. of shares
Angus Charles Russell                         1,882
Dr Joseph Wilson Totten                       1,882



Tatjana May
Company Secretary


For further information please contact:

Global (outside US and Canada)
Clea Rosenfeld - Investor Relations                  +44 1256 894 160
US & Canada
Gordon Ngan - Investor Relations                     +1 450 978 7938


Notes to editors
Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on three therapeutic areas - central nervous system disorders (CNS), oncology and anti-infectives. Shire also has two platform technologies: advanced drug delivery and biologics. Shire's core strategy is based on research and development combined with in licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com


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THE "SAFE HARBOUR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT
OF 1995. The statements in this press release that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event that such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development and commercialisation, the impact of competitive products, patents, government regulation and approval, and other risks and uncertainties detailed from time to time in periodic reports produced by Shire, including the Annual Report filed on Form 10K by Shire with the Securities and Exchange Commission.